UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2011

DYNACQ HEALTHCARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

COMMISSION FILE NUMBER 000-21574

IRS Employer Identification No. 76-0375477

10304 Interstate 10 East, Suite 369 Houston, Texas 77029	(713) 378-2000
(Address of Principal Executive Offices)	(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On or before August 12, 2011, we mailed an Information Statement to all of our stockholders of record as of July 29, 2011. The Information Statement disclosed that our Board of Directors had approved, and the holders of a majority of the outstanding shares of our common stock had executed an Action by Written Consent of Stockholders in Lieu of a Special Meeting (the “Written Consent”), approving the adoption of the Year 2011 Stock Incentive Plan and the issuance to our Chief Development Officer of a stock option to purchase 3,000,000 shares of Common Stock. The holders of 8,398,320 shares of our common stock, representing approximately 58.21% of the shares entitled to vote on the record date, executed the Written Consent. No other stockholders cast any votes on the proposals.

In accordance with the federal securities laws, neither the stockholder adoption of the Year 2011 Stock Incentive Plan nor the issuance to our Chief Development Officer of a stock option to purchase 3,000,000 shares of common stock could be effected until at least 20 calendar days following the mailing of the Information Statement to our stockholders. Accordingly, on September 2, 2011, both proposals were effected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DYNACQ HEALTHCARE, INC.

Date: September 2, 2011	By:	/s/ Philip S. Chan
Philip S. Chan
Chief Financial Officer